Exhibit 1.1
                                                                    ----------

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G/A, dated September 24, 2003, (the "Schedule 13G/A"), with respect to the Common Stock, par value $.01 per share, of ArQule, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G/A. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G/A, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of September, 2003.


                                           OrbiMed Advisors LLC

                                           By:  /s/ Samuel D. Isaly
                                           ---------------------------
                                           Name:  Samuel D. Isaly
                                           Title: Managing Member


                                           OrbiMed Capital LLC

                                           By: /s/ Samuel D. Isaly
                                           ----------------------------
                                           Name:  Samuel D. Isaly
                                           Title: Managing Member


                                           By: /s/ Samuel D. Isaly
                                           ----------------------------
                                           Name:  Samuel D. Isaly


                                           PW Alternative Asset Management, Inc.

                                           By: /s/ Samuel D. Isaly
                                           ----------------------------
                                           Name:  Samuel D. Isaly
                                           Title: Vice President


                                           UBS Eucalyptus Management, L.L.C.
                                           by UBS Fund Advisor, L.L.C.
                                           its Managing Member

                                           By: /s/ Michael Mascis
                                           ----------------------------
                                           Name:  Michael Mascis
                                           Title: Vice President of PW
                                           Alternative Asset Management, Inc.